EXHIBIT 5.1

November 6, 2017

Panhandle Oil and Gas Inc.

Grand Centre, Suite 300

5400 N. Grand Blvd.

Oklahoma City, OK 73112

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company with the United States Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $75,000,000 of (i) debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, bonds, debentures or other evidences of indebtedness (the “Debt Securities”), (ii) shares of preferred stock of the Company, in one or more series (the “Preferred Stock”), if an amendment to the Company’s Certificate of Incorporation to authorize Preferred Stock is approved by the Company’s shareholders and board of directors, (iii) shares of Class A Common Stock, par value $0.01666 per share, of the Company (the “Common Stock”), (iv) warrants for the purchase of Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”) and (v) units consisting of any combination of Debt Securities, Common Stock, Preferred Stock and Warrants (the “Units” and, together with the Debt Securities, the Preferred Stock, the Common Stock, and the Warrants, the “Securities”). The Securities registered pursuant to the Registration Statement also include such indeterminate number of Securities as may be issued upon conversion, exchange or exercise of Preferred Stock, Debt Securities, Units and Warrants or pursuant to the anti-dilution provisions of any such Securities.    The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in a Prospectus Supplement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

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The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.  The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), as applicable, both of which have been filed as exhibits to the Registration Statement and are to be entered into, in each case, between the Company and a trustee qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”).  The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.  The Debt Securities are to be issued in the forms set forth in the Indentures or substantially in the form of note, bond, debenture or other Debt Security to be filed under a Current Report on Form 8-K.  Each Indenture may be supplemented, as applicable, in connection with the issuance of each series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof (collectively, the “Charter Documents”), (ii) the Registration Statement, (iii) the form of Senior Indenture, (iv) the form of Subordinated Indenture, (v) resolutions of the board of directors of the Company, and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all signatures on all documents examined by us are genuine, and all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (ii) no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof,  (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and no stop order suspending or terminating its effectiveness will have been issued and remain in effect, (iv) a Prospectus Supplement will have been prepared and timely filed with the Commission, to the extent required by applicable law, describing the Securities offered thereby, (v) the terms of the Securities offered by any such Prospectus Supplement and of the issuance and sale thereof will have been duly established so as not to violate any applicable law or the Charter Documents of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) the Indentures relating to the Debt

November 6, 2017

Securities, any supplemental Indenture relating to a particular series of Debt Securities, any warrant agreement (“Warrant Agreement”) relating to the Warrants and any unit agreement (“Unit Agreement”) relating to the Units will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (viii) each person signing the Indentures, any supplemental Indenture, any Warrant Agreement and any Unit Agreement will have the legal capacity and authority to do so, (ix) with respect to shares of Common Stock or Preferred Stock offered by the Company, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents that are not otherwise reserved for issuance, (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (xi) any Securities issuable upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Units or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (xii) the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of Securities consisting of shares of Preferred Stock or Common Stock and any other contemporaneously issued or reserved shares of Common Stock or Preferred Stock, together with the number of shares of Common Stock or Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other Securities issued by the Company does not exceed the number of then authorized shares of the Company, and (xiii) at the time of the issuance of the Securities, (A) the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and (B) the Charter Documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or alteration since the date of this letter.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.

When (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s for the Trustee with the Commission; (b) the Senior Indenture or Subordinated Indenture, as applicable, has been duly executed and delivered by the Company and the Trustee; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act, (d) the board of directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities, (e) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (f) any shares of Common Stock or Preferred Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and

November 6, 2017

validly authorized for issuance and (g) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.

With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable.

3.

With respect to shares of any series of Preferred Stock, when  (a) the board of directors and the shareholders of the Company have taken all necessary corporate action to amend the Company’s Certificate of Incorporation to create one or more series of Preferred Stock; (b) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Oklahoma (the “Certificate of Designation”); and (c) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion,

November 6, 2017

exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

4.

With respect to the Warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; and (b) the Warrants have been duly authorized, executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting or similar agreement, as applicable, by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to the Units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof, and related matters; and (b) the Units have been duly authorized, executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting or similar agreement, as applicable, by the Company and a unit agent and the certificates for the Units have been duly executed and delivered by the Company and such unit agent, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein.

The foregoing opinions are limited to the laws of the State of Oklahoma and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the

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Securities Act and the rules and regulations thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you or any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

PHILLIPS MURRAH P.C.

/s/ Phillips Murrah P.C.